EXHIBIT 99.4

First Quarter 2008

Earnings Conference Call

April 24, 2008

First Quarter 2008 Earnings – Highlights

Net Income - $1.846 B vs. $1.212 B in 1Q-07

Reported EPS $2.23 (diluted) vs. $1.43 in 1Q-07

+56% year-over-year

Core Results - $1.819 B vs. $788 mm in 1Q-07

Core EPS $2.20 (diluted) vs. $0.93 in 1Q-07

+137% year-over-year

Record first quarter net income driven by:

8.4% year-over-year increase in oil and gas production;

Improved oil and gas prices.

First Quarter 2008 Earnings – Summary

($ in millions, except EPS data)

1Q2008

1Q2007

Net Income

$1,846

$1,212

Reported EPS (diluted)

$2.23

$1.43

Core Results

$1,819

$788

Core EPS (diluted)

$2.20

$0.93

+137% year-over-year

Oil and Gas production (mboe/day)

607

560

+8.4% year-over-year

Capital Spending

$868

$780

Cash Flow from Operations

$2,700

$1,600

ROE

32%

26%

ROCE*

29%

24%

* Annualized (see attached Excel file for GAAP reconciliation)

First Quarter 2008 Earnings - Oil & Gas
Segment Variance Analysis - 1Q08 vs. 1Q07

Core Results for 1Q08 of $2.888 Billion

+ 112% year-over-year

($ in millions)

1Q 07

Sales Price

Sales

Volume/Mix

Exploration

Expense

*All Others

1Q 08

$1,362

$2,888

$1,574

$100

$28

$176

*All Others include: DD&A increase ($31 mm), and higher operating expenses

First Quarter 2008 Earnings –
Oil & Gas Segment

1Q08

1Q07

Reported Segment Earnings ($ mm)

$2,888

$1,883

WTI Oil Price ($/bbl)

$97.90

$58.16

NYMEX Gas Price ($/mcf)

$7.94

$7.17

Oxy’s Realized Prices

Worldwide Oil ($/bbl)

$86.75

$51.67

US Natural Gas ($/mcf)

$8.15

$6.38

First Quarter 2008 Earnings –
Oil & Gas Segment

1Q08

1Q07

Oil and Gas Production (mboe/day)

607

560

+ 8.4% year-over-year

Improvement was largely due to the Dolphin Project, partially offset by lower
PSC volumes due to higher prices.

Actual production was in the middle of our earlier guidance of 600 to 615 mboe/day, and based on $90 WTI.

Dolphin contribution:

$102 mm of after-tax income;

Sales volumes of 55 mboe/day vs. guidance of 53 mboe/day.

Reached full operations in February and is currently producing approximately
2 bcf/d of natural gas and 200,000 b/d of condensate and NGLs.

Exploration expense of $74 mm was in line with guidance of $70 - $90 mm.

Oil and Gas production costs were $12.94 per boe in 1Q08 vs. $12.36 per boe for full-year 2007, and approximately $0.39 per boe less than 4Q07.

Numbers adjusted to remove the midstream costs.

Increase due to higher production and ad valorem taxes and field operating costs.

First Quarter 2008 Earnings – Chemical
Segment Variance Analysis - 1Q08 vs. 1Q07

Core Results for 1Q08 of $179 Million

+31% year-over-year, and higher than guidance of $100 to $125 mm;

Improvement due to higher prices and margins in caustic soda, and higher
PVC and VCM volumes exported to non-US$ denominated economies.

($ in millions)

1Q 07

Sales Price

Sales

Volume/Mix

*Operations/

Manufacturing

All Others

1Q 08

$137

$179

$210

$6

$172

$2

*Higher energy and feedstock costs

First Quarter 2008 Earnings –
Midstream, Marketing and Other

Midstream assets reclassified out of the Oil and Gas segment

The assets are comprised of the following businesses:

•

Marketing – Oxy’s marketing group markets our equity production and manages third party transactions.  The primary drivers of these earnings are marketing and trading margins in oil and gas, transportation and storage programs.

•

Gas processing plants – Oxy’s domestic wet gas production and third party production is processed through 13 Permian and 2 other gas plants to extract NGLs and deliver dry gas to the pipelines.  The primary driver for margins and cash flows is the difference between inlet costs of natural gas and market prices for NGLs and inlet volumes processed.

•

Pipelines – In the Permian basin, Oxy owns an oil-gathering, common carrier pipeline company with approximately 2,750 miles of pipeline, and a storage system with 5 mm barrels of active storage.  The main margin and cash flow drivers are volumes shipped.  Oxy also owns a 24.5% equity interest in the Dolphin Pipeline, which carries gas to markets in the UAE.

•

Power generation – Oxy owns 2 cogen plants, one in TX and one in LA, and an equity investment in a gas-fired power plant at Elk Hills.  The three plants have combined electricity capacity to produce 1,768 megawatts per hour.

•

CO2 source fields and facilities – CO2 is processed and transported from the Permian Basin for use in Oxy’s EOR program, and the earnings represent the small volume sold to 3rd parties.

First Quarter 2008 Earnings –
Midstream, Marketing and Other

($ in millions)

Midstream Data ($ mm)

1Q08

1Q07

Core Results

$123

$119

2007

Net Book Value (at year end)

$1,800

Capex & Acquisition costs

$430

Similar amount expected in 2008

Funds will be spent enhancing our CO2 production and expanding our pipeline capacity.

First Quarter 2008 Earnings – Cash Flow

$4,700

$870

$435

$210

$1,500

Available

Cash

Acquisitions

Capex

Share

Repurchase

Dividends

Ending Cash

Balance

3/31/08

Cash

Flow From

Operations

$2,700

($ in millions)

Beginning

Cash

$2,000

$1,600

$85

Other

First Quarter 2008 Earnings - Share Repurchase

Spent $435 million to repurchase 6.3 million shares in
1Q08 at an average price of $69.68 per share.

20.2 million shares remained under the current 75 million
share repurchase authorization.

Shares Outstanding (mm)

1Q08

3/31/08

Weighted Average Basic

823.6

Weighted Average Diluted

828.2

Basic Shares Outstanding

821.5

Diluted Shares Outstanding

826.1

First Quarter 2008 Earnings - 2Q08 Outlook

We expect 2Q08 oil and gas production in the range of 610
to 620 mboe/day, at $100 oil prices.

Production increases expected in Argentina, Colombia, Rocky Mountains,
Permian and Oman;

Partially offset by decreases due to high cost recovery levels in 1Q08.

We currently expect total capital spending for 2008 to be
about $4 billion.

The increase from the prior estimate is a result of capital for the Rockies,
California and Midstream Assets.

First Quarter 2008 Earnings - 2Q08 Outlook

Commodity Price Sensitivity — Earnings

A $1.00 per barrel change in oil prices impacts oil and gas
quarterly earnings before income taxes by about $39 mm;

Includes the impact of Dolphin;

Includes production sharing contract price impact of approximately
500 barrels per day.

A change of $0.50 per million BTUs in domestic gas prices has a $25 mm impact on quarterly earnings before income taxes.

We expect 2Q08 exploration expense to be about $80 to
$100 mm for our seismic and drilling programs.

First Quarter 2008 Earnings - 2Q08 Outlook

We expect 2Q08 Chemical earnings to be in the range of
$120 to $140 mm, compared to $179 mm in 1Q08.

Higher feedstock costs are the primary driver of the reduced forecast.

Outlook is also below 2Q07 earnings of $158 mm due to weakness in domestic construction which impacts industry demand.

Cash tax payments in 2Q08 will increase since two
quarterly estimated tax payments will be due.  US income
tax payments in 1Q08 reflect true-ups of 2007 amounts due.

We expect our combined worldwide tax rate in 2Q08 to
remain at about 42%.

First Quarter 2008 Earnings

See the investor relations supplemental schedules for the reconciliation of non-
GAAP items.  Statements in this presentation that contain words such as "will,"
"expect," or "estimate," or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could materially affect expected results.  Factors that could cause results to differ materially include, but are not limited to:  exploration risks, such as drilling of unsuccessful wells; global commodity pricing fluctuations and supply/demand considerations for oil, gas and chemicals; higher-than-expected costs; political risk; operational interruption;
changes in tax rates; and not successfully completing (or any material delay in)
any expansion, capital expenditure, acquisition, or disposition.  You should not place undue reliance on these forward-looking statements which speak only as of the date of this presentation.  Unless legally required, Occidental disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.  U.S. investors are urged to consider carefully the disclosure in our Form 10-K, available through the following toll-free telephone number, 1-888-OXYPETE (1-888-699-7383) or on the Internet at
http://www.oxy.com.  You also can obtain a copy from the SEC by calling
1-800-SEC-0330.

Occidental Petroleum Corporation
Return on Capital Employed (% )
($ Millions)		Three
		Months	Annualized
Reconciliation to Generally Accepted Accounting Principles (GAAP)	2007	2008	2008
GAAP measure - earnings applicable to common shareholders	5,400	1,846
Interest expense	199	—
Tax effect of interest expense	(70)	—
Earnings before tax-effected interest expense	5,529	1,846

GAAP stockholders' equity	22,823	23,944

DEBT
GAAP debt
Debt, including current maturities	1,788	1,775
Non-GAAP debt
Capital lease obligation	25	25
Subsidiary preferred stock	—	—
Total debt	1,813	1,800

Total capital employed	24,636	25,744

Return on Capital Employed (%)	23.6	7.3	29.3